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                                EXHIBIT (10)(e)
                                ---------------

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE



                          THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE
("Settlement Agreement") is made this 29th day of July, 1994, by and between Sudbury, Inc. (the "Company"), a Delaware corporation with its principal place of business located at 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124, and Jacques R. Sardas ("Sardas").


                                R E C I T A L S

                          WHEREAS, in late 1990, the Company determined that it
was necessary to seek bankruptcy protection and therefore proceeded to commence negotiations with representatives of its major creditor groups (the "Committee") in an attempt to agree upon a mutually suitable plan of reorganization (the "Plan");

                          WHEREAS, in late 1991, the Company and the Committee
agreed that it was in the best interest of the Company to appoint a new President and Chief Executive Officer of the Company as part of the Plan;

                          WHEREAS, in pursuit of such agreement, the board of
directors of the Company (the "Board") authorized the Committee to identify a candidate to be the Company's new President and Chief Executive Officer and negotiate an employment agreement (the "Employment Agreement") with such candidate, subject to the Board's approval;

                          WHEREAS, members of the Committee (the
"Representatives") conducted such search on behalf of the Company;

                          WHEREAS, as a result of such search, the
Representatives identified Sardas to be the new President and Chief Executive Officer of the Company;

                          WHEREAS, the Representatives proceeded to negotiate
the Employment Agreement with Sardas;

                          WHEREAS, the Corporation has learned that the
Representatives, with authority of the Company through its officers, represented to Sardas (the "Representation") during the negotiation of the Employment Agreement that Sardas would receive options to purchase a fifteen percent (15%) equity interest in the Company (the "Equity Interest") on a fully-diluted basis, subject to the Board's approval;

                          WHEREAS, the Company has learned that on or about the
time they made the Representation, the Representatives were aware of the Company's intention to issue certain
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participation certificates (the "Participation Certificates") as part of the
Plan and that the exercise of the Participation Certificates would dilute Sardas' Equity Interest;

                          WHEREAS, on January 10, 1992, the Board elected
Sardas President and Chief Executive Officer of the Company and adopted and ratified the Employment Agreement;

                          WHEREAS, on January 13, 1992, Sardas entered into the
Employment Agreement with the Company;

                          WHEREAS, the Company learned that only subsequent to
his election as President and Chief Executive Officer of the Company, Sardas was informed that the Participation Certificates would be issued pursuant to the Plan;

                          WHEREAS, Sardas objected to the dilution of his
Equity Interest caused by the issuance of the Participation Certificates as being inconsistent with the terms of the Employment Agreement and related stock option agreement;

                          WHEREAS, on February 18, 1993 the Board ratified the
Representation and resolved that Sardas was to be made whole with respect to any dilution to his Equity Interest in connection with the Participation Certificates;

                          WHEREAS, such resolution was an attempt to settle all
claims Sardas had against the Company with respect to the potential dilution of his Equity Interest by the exercise of the Participation Certificates;

                          WHEREAS, the settlement proposed by such resolution
was rejected by Sardas due to its vagueness and inadequacy, whereupon the parties continued to negotiate the terms by which a settlement could be reached and implemented;

                          WHEREAS, Sardas has continued, both orally and in
writing, to object to the dilution of his Equity Interest caused by the issuance of the Participation Certificates and has maintained that he is entitled under proper construction of the Employment Agreement and related stock option agreement to anti-dilution protection in connection with the issuance of the Participation Certificates and has indicated an intent to seek confirmation and approval of such construction in the Bankruptcy Court;

                          WHEREAS, in order to reach a settlement with Sardas,
the Company engaged the law firm of Benesch, Friedlander, Coplan & Aronoff ("BFC&A") to conduct a comprehensive factual and legal investigation into the circumstances surrounding the negotiation of the Employment Agreement and evaluate any potential legal claims Sardas had against the Company, and to report on same to the Company;

                          WHEREAS, BFC&A's report to the Company verified that
the foregoing facts are accurate and indicated that Sardas has standing to seek such Court determination of the

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proper construction of provisions of the Employment Agreement and stock option agreement and that the Company has exposure with regard thereto;

                          WHEREAS, the parties desire to resolve Sardas' claims
under the Employment Agreement and stock option agreement and to afford him the benefit of terms negotiated under the Employment Agreement, thereby reforming such Agreement;

                          WHEREAS, on May 16, 1994, the Compensation Committee
of the Board of Directors of the Company met and acknowledged the extent of the obligation for the dilution created as a result of the existence of the Participation Certificates;

                          WHEREAS, the Board of Directors of the Company
approved the settlement of this dispute at a Board of Directors' meeting on June 28, 1994;

                          WHEREAS, as a result of the adverse effect on the
Company of the financial accounting treatment under generally accepted accounting principles of such settlement, the Company has requested that Sardas agree to modifications thereof; and

                          WHEREAS, this Settlement Agreement is the product of
extensive negotiations between the Company and Sardas, and represents a compromise of each of their positions prior to the date of this Settlement Agreement, including as a result of such accounting issues.

                          NOW, THEREFORE, the Company and Sardas enter into
this Settlement Agreement, setting forth the terms and conditions of the settlement of their dispute, as follows:

                          1.      SETTLEMENT AMOUNT AND PAYMENT.  In settlement
of Sardas' claims under the Employment Agreement relating to the dilution of his Equity Interest, the Company will issue to Sardas options to purchase Common Stock of the Company in the amounts and denominations and subject to the provisions set forth in the Stock Option Agreement, a copy of which is attached hereto as Exhibit "A" and is incorporated herein by reference (the "Options"). Such settlement is intended to and does hereby reform the Employment Agreement so as to provide to Sardas the benefit of the bargain to which he was and continues to be entitled thereunder.

                          2.      RELEASE OF CLAIMS.  Upon the performance of
this Settlement Agreement and the issuance to Sardas of the Options, Sardas HEREBY RELEASES AND FOREVER DISCHARGES the Company, its affiliated companies, and present and former directors, officers, shareholders, employees, agents, attorneys, and any of their heirs, personal representatives, next of kin, successors and assigns, of and from any and all liability, claims, demands, damages, costs, attorney fees, interest, actions or causes of action, from the beginning of time, whether asserted or unasserted, or known or unknown, with regard to the Representation made to Sardas during the negotiation of the Employment Agreement; provided, however, that in the event the Options are later determined to be void for any





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reason, or Sardas is otherwise determined not to be entitled, in all material respects, to the benefit of this Agreement, then the foregoing release and discharge shall be void and all matters and claims released thereunder shall be revived for the benefit of Sardas.

                          Upon the performance of this Settlement Agreement,
the Company HEREBY RELEASES AND FOREVER DISCHARGES Sardas and his heirs, representatives and assigns, and any of his agents or attorneys, and any of their successors and assigns, of and from any and all liability, claims, demands, damages, costs, attorney fees, interest, actions or causes of action, from the beginning of time, whether asserted or unasserted, or known or unknown, with regard to any claims arising from the dispute with regard to the Representation made to Sardas during the negotiation of the Employment Agreement.

                          IT IS AGREED that this Settlement Agreement is a FULL
AND FINAL SETTLEMENT OF ALL CLAIMS of every nature and kind whatsoever with regard to the Representation made to Sardas during the negotiation of the Employment Agreement, from the beginning of time, between the Company and Sardas.

                          3.      REGISTRATION.

                                  (a)      The Company will use its best
                          efforts to register the Options and underlying Common Stock on a Registration Statement on Form S-8, subject to its satisfaction that it is qualified to use the Form S-8 for such purpose.

                                  (b)      Subject to the subparagraph (a)
                          above, Sardas represents and warrants to the Company that he understands the Options and underlying Common Stock have not been registered with the Securities and Exchange Commission or any state securities agency and must be held unless so registered or unless any proposed sale is exempt from such registration. Sardas further represents, subject to subparagraph (a) above, that he is acquiring the Options and, upon exercise, the underlying Common Stock for investment purposes and not with a view to the resale thereof.

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                                  The Company represents and warrants to Sardas
                          as follows:

                                        (a)     The Company has all requisite
                                  corporate power and authority, and has taken all necessary corporate action, to authorize, execute and deliver this Agreement, which Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

                                        (b)     Neither the execution or
                                  delivery of this Agreement nor the
                                  consummation of the transactions herein
                                  contemplated does or will result in





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                                  a breach or violation of, or constitute a
                                  default or in event permitting acceleration under, any statute, the Certificate of Incorporation or the By-laws of the Company (as either may then be in effect) or any mortgage, lease, indenture or any other agreement, instrument, decree, order, judgment, rule or regulation to which the Company is subject or a party.

                          5.      MISCELLANEOUS.

                                  (a)      SEVERABILITY - The provisions of
                          this Settlement Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will be binding and enforceable.

                                  (b)      SUCCESSORS AND ASSIGNS - The
                          provisions of this Settlement Agreement will be binding upon any heirs, personal representatives, next of kin, successors and assigns of either the Company or Sardas.

                                  (c)      REMEDIES AND CONSTRUCTION - In the
                          event of breach of this Settlement Agreement, the Company and Sardas will have the right to exercise any and all remedies at law. The terms of this Settlement Agreement are to be construed and interpreted in accordance with the laws of the State of Ohio.

                                  (d)      RECITALS - The recitals to this
                          Agreement are integral to this Agreement and are deemed a part of this Agreement.

                                  (e)      ENTIRE AGREEMENT, ETC. - This
                          Settlement Agreement sets forth the entire agreement between the Company and Sardas, with no other promises or representations having been made by any of them. This document may not be changed or modified orally. This document may be executed in counterparts, which together will be considered as if one document.

                          IN WITNESS WHEREOF, the undersigned have executed
 this Settlement Agreement on the date.

                                        SUDBURY, INC.

                                        By:  /s/  Mark E. Brody
                                             --------------------------

                                        Its:  Vice President--Finance
                                             --------------------------



                                        JACQUES R. SARDAS


                                        /S/  Jacques R. Sardas
                                        -------------------------------





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